                                                                        Exhibit 99.1
                                POWER OF ATTORNEY
        Know all men by these presents, that the undersigned officers and/or directors of AmericasDoctor, Inc. (the "Company") hereby constitute and appoint C. Lee Jones and
Dennis N. Cavender, or any of them, with full power of substitution and resubstitution, as attorneys or attorney of the undersigned, to sign all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the
Securities and Exchange Commission as a result of the undersigned's ownership of or transaction in securities of the Company pursuant to the Securities Exchange Act of
1934, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
        This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document.
IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 5th day of February 2004.

                                /s/ Christopher Steidle
                                Christopher Steidle, M.D.